UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): April 26, 2012

Rowan Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-5491	75-0759420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Post Oak Boulevard Suite 5450 Houston, Texas 77056-6189
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: +1 713 621 7800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01. Other Events.

In February 2012, Rowan Companies, Inc. (the “Company”) requested the consent of the U.S. Department of Transportation Maritime Administration (“MarAd”) with respect to the Company’s planned redomestication to the United Kingdom. MarAd had previously guaranteed certain of the Company’s notes under the Title XI Federal Ship Financing Program, of which the principal amount outstanding was $226.1 million at March 31, 2012. MarAd has denied the Company’s request for the continuation of the Government’s loan guarantees after closing of the redomestication. As required under the make-whole provisions of the MarAd notes indenture, the Company has retired one of the notes, and expects to retire the remainder of the notes during the second and third quarters of 2012 for an aggregate of approximately $250.5 million, including principal, make-whole premiums and accrued interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2012

ROWAN COMPANIES, INC.

By:	/s/ William H. Wells
William H. Wells
Senior Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer)